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                                                                  EXHIBIT 10.10

                                   AGREEMENT



         Agreement made this 30th day of March, 1999 by and between OpenSite Technologies, Inc., a Delaware corporation (the "Corporation") and Kip A. Frey ("Frey").

                                    RECITALS

         WHEREAS, Frey currently owns 650,000 shares of the Common Stock, par value $.01 per share, of the Corporation (the "Shares") which are subject to the terms of a restricted stock agreement between the Corporation and Frey dated as of October 15, 1998 (the "Restricted Stock Agreement"); and

         WHEREAS, the Corporation proposes to sell and issue shares of its Class C Preferred Stock,

         NOW, THEREFORE, the parties agree as follows:

         1. Loan. Promptly following the Closing of the sale of the Corporation's Series C Preferred Stock, the Corporation will lend to Frey the sum of $300,000 (the "Loan").

         2. Interest Rate. Interest shall accrue on the amount of the Loan at the rate of 6.0% per annum, which amount shall accrue and be paid at the time the Loan is repaid.

         3. Repayment. The Loan shall be repaid at the earlier of the termination of Frey's employment with the Corporation or December 31, 2002. Frey has the right to prepay the Loan at any time. Frey may repay the Loan either with cash or by delivering Shares based upon their then Market Value. Market Value shall mean (a) if the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the 10 consecutive trading days immediately preceding such given date; (b) if the Common Stock is traded on an exchange or market in which prices are reported on a bid and asked price, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the ten consecutive trading days immediately preceding such given date; and (c) if the Common Stock is not listed on a national securities exchange nor traded on the over-the-counter market, such value as the Board, in good faith, shall determine.

         4. Pledge of Shares. The parties agree that the Shares shall be subject to a pledge agreement in substantially the form attached hereto as Exhibit A to secure the Loan. The Corporation agrees, from time to time, to consent to the sale of Shares by Frey provided, that the Market Value of the Shares remaining subject to the pledge is at least 150% of the unpaid Loan amount.

         5. Non-Recourse Nature of Loan. The Loan made pursuant to this Agreement shall be non-recourse and the Corporation's sole rights to repayment shall be from the Shares or proceeds thereof.

         6. Further Documents. The parties agree to execute and deliver such documents as may be reasonably required by the other to effect the intent of this Agreement.

         7. Attorneys' Fees. In the event that it shall become necessary for either party to retain the services of an attorney to enforce any terms under this Agreement, the prevailing party, in addition to all other rights and remedies hereunder or as provided by law, shall be entitled to reasonable attorneys' fees and costs of suit.


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         8.       Severability.  The provisions of this Agreement shall be
deemed severable, and the invalidity or unenforceability of any provision (or part thereof) of this Agreement shall in no way affect the validity or enforceability of any other provision (or remaining part thereof).

         9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to the choice of law provisions of such laws.

         10. Benefit. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and to their respective heirs, representative, successors and permitted assigns. This Agreement shall be binding upon the Corporation and upon any successor Corporation. Frey may not assign any of his rights under this Agreement without the prior written consent of the Board of Directors of the Corporation.

         11. Entire Agreement. This Agreement, the Restricted Stock Agreement, the Pledge Agreement attached as Exhibit A, and the Employment Agreement contain the entire agreement and understanding by and between the Corporation and Frey with respect to the covenants herein described and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. No change or modification shall be valid or binding unless the same is in writing and signed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced; moreover, no valid waiver of any other provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time nor will it be deemed a valid waiver of such provision at any other time.

         12. Captions. The captions in this Agreement are for convenience only and in no way define, bind or describe the scope or intent of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            OPENSITE TECHNOLOGIES, INC.



                                            By: /s/ Michael Brader-Araje
                                                --------------------------------



                                            /s/ Kip A. Frey
                                            ------------------------------------
                                            Kip A. Frey


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